Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64081) of Noven Pharmaceuticals, Inc., in the Registration Statement on Form S-8 (No. 333-90835) of Noven Pharmaceuticals, Inc. and in the Registration Statement on Form S-3 (No. 333-56293) of our report dated January 24, 2002 relating to the financial statements Vivelle Ventures LLC which appears in this Form 10-K of Noven Pharmaceuticals, Inc.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 21, 2002

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